Exhibit 99.1

TSS, INC. REPORTS SECOND QUARTER 2016 RESULTS

ROUND ROCK, TX – August 15, 2016 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its second quarter ended June 30, 2016.

Second Quarter Highlights:

●	Second quarter 2016 revenue of $7.0 million compared with $5.8 million in the second quarter of 2015 and $7.7 million in the first quarter of 2016.
●	Gross margin of 31% in the second quarter of 2016 compared with 25% in the second quarter of 2015 and 17% in the first quarter of 2016.
●	Reduced operating expenses by 14% compared to the second quarter of 2015.
●	Net loss of $169,000 or $(0.01) per share, compared to a net loss of $1,218,000 or $(0.08) per share in the second quarter of 2015.
●	Adjusted EBITDA profit of $197,000 compared with Adjusted EBITDA loss of $827,000 in the second quarter of 2015.

“Our second quarter results showed marked improvement in margins as our systems integration and modular data center deployment activities increased. Combined with lower operating expenses this improvement allowed us to achieve positive EBITDA for the quarter.” said Anthony Angelini, President and Chief Executive Officer of TSS.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2016 financial results for today at 4:30PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 43085486#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until September 15, 2016. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 43085486#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading " Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward-Looking Statements

This press release contains “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2014 and 2015 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31
	2016	2015
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$540	$1,132
Contract and other receivables, net	2,486	6,997
Costs and estimated earnings in excess of billings on uncompleted contracts	694	1,084
Inventories, net	63	66
Prepaid expenses and other current assets	425	235
Total current assets	4,208	9,514
Property and equipment, net	663	702
Goodwill	1,907	1,907
Intangible assets, net	773	841
Other assets	30	30
Total assets	$7,581	$12,994
Liabilities and Stockholders’ Equity
Current Liabilities
Long-term borrowings, current portion, net	$293	$287
Borrowings under factoring agreement	337	-
Borrowings under credit facility	-	2,150
Accounts payable and accrued expenses	6,177	7,608
Billings in excess of costs and estimated earnings on uncompleted contracts	1,611	2,476
Total current liabilities	8,418	12,521
Long-term borrowings, less current portion, net	924	1,036
Other liabilities	41	37
Total liabilities	9,383	13,594

Stockholders’ Equity (Deficit)
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2016 and December 31, 2015; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at June 30, 2016 and December 31, 2015: 16,390 and 16,366 issued at June 30, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	68,463	68,329
Treasury stock 724 shares at cost at June 30, 2016 and December 31, 2015, respectively	(1,531)	(1,531)
Accumulated deficit	(68,736)	(67,400)
Total stockholders' equity (deficit)	(1,802)	(600)
Total liabilities and stockholders’ equity (deficit)	$7,581	$12,994

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Results of Operations:
Revenue	$7,029	$5,847	$14,704	$13,119
Cost of revenue, excluding depreciation and amortization	4,861	4,405	11,231	9,273
Gross profit, excluding depreciation and amortization	2,168	1,442	3,473	3,846
Operating expenses:
Selling, general and administrative	2,077	2,425	4,329	5,029
Depreciation and amortization	151	148	298	278
Total operating costs	2,228	2,573	4,627	5,307
Operating income (loss)	(60)	(1,131)	(1,154)	(1,461)
Interest income (expense), net	(111)	(87)	(191)	(159)
Other income (expense), net	2	-	9	-
Income (loss) before income taxes	(169)	(1,218)	(1,336)	(1,620)
Income tax expense	-	-	-	-
Net income (loss)	$(169)	$(1,218)	$(1,336)	$(1,620)
Basic and diluted loss per Share:
Loss per common share	$(0.01)	$(0.08)	$(0.09)	$(0.10)
Weighted average common shares outstanding	15,666	15,665	15,662	15,474

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income (loss)	$(169)	$(1,218)	$(1,319)	$(1,620)
Interest income (expense), net	111	87	175	159
Depreciation and amortization	151	148	298	278
Income tax expense	42	14	61	35
EBITDA profit (loss)	$135	$(969)	$(786)	$(1,148)
Stock based compensation	62	142	134	250
Provision for bad debts	-	-	5	-
Adjusted EBITDA	$197	$(827)	$(647)	$(898)